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                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)

                                       OF
                                   OEA, INC.
                                       BY
                             OEA MERGER CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 AUTOLIV, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.10 per share, including the associated rights to purchase shares of common stock (collectively, the "Shares"), of OEA, Inc., a Delaware corporation (the "Company"), are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    First Chicago Trust Company of New York

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
          BY HAND:                       BY MAIL:                 BY OVERNIGHT COURIER:
 First Chicago Trust Company    First Chicago Trust Company    First Chicago Trust Company
         of New York                    of New York                    of New York
Attention: Corporate Actions   Attention: Corporate Actions   Attention: Corporate Actions
 c/o Securities Transfer and            Suite 4660                     Suite 4660
   Reporting Services Inc.             P.O. Box 2565            525 Washington Boulevard
100 William Street--Galleria    Jersey City, NJ 07303-2565        Jersey City, NJ 07310
     New York, NY 10038

                                 BY FACSIMILE TRANSMISSION
                                (FOR ELIGIBLE INSTITUTIONS
                                          ONLY):
                                      (201) 324-3402
                                            or
                                      (201) 324-3403
                               CONFIRM RECEIPT OF FACSIMILE
                                            BY
                                      TELEPHONE ONLY:
                                      (201) 222-4707
                                   FOR INFORMATION CALL:
                                      (800) 251-4215
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to OEA Merger Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Autoliv, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 24, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

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
Number of Shares:                              Name(s) of Record Holder(s):

Certificates No(s). (if available):

                                                              (Please Print)
/ / Check if securities will be tendered by    Address(es):
    book-entry transfer

Name of Tendering Institution:

                                                                                  (Zip Code)

Account No.:                                   Area Code and Telephone No(s):

Dated: , 2000                                  Signature(s)

                                               Dated: , 2000
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THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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
                                         GUARANTEE
                          (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member in good standing of the Security Transfer Agent's Medallion
Program (each, an "Eligible Institution"), (a) represents that the above named person(s)
own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust
Company, in each case with delivery of a properly completed and duly executed Letter of
Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
                                                          (AUTHORIZED SIGNATURE)

Address:                                                           Name:
                                                          (PLEASE TYPE OR PRINT)

                                               Title:
                                     Zip Code

Area Code and Tel. No.                         Date:, 2000
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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